UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2019

Commission file number 001-31617

BRISTOW GROUP INC.

(Exact name of registrant as specified in charter)

Delaware	72-0679819
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2103 City West Blvd., 4th Floor, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 267-7600

None

Former name, former address and former fiscal year, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

The disclosure set forth below under Item 1.02 of this Form 8-K is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

As previously announced, on November 9, 2018, Bristow Group Inc. (the “Company”) and Bear Acquisition I, LLC, a Delaware limited liability company and a wholly owned, bankruptcy remote subsidiary of the Company, entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Columbia Helicopters, Inc., an Oregon corporation (“Columbia”), the persons listed on Schedule 1 to the Purchase Agreement and a shareholder representative. On February 11, 2019, the parties to the Purchase Agreement entered into a termination agreement (the “Termination Agreement”) pursuant to which the Parties mutually agreed to terminate the Purchase Agreement. Concurrently with the entry into the Termination Agreement, the Company has paid $20 million to Columbia, and the Company, Columbia and Columbia’s shareholders have agreed to a release of claims in connection with the Purchase Agreement and the related transactions. The foregoing description of the Termination Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Termination Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Upon termination of the Purchase Agreement, the Securities Purchase Agreement, dated as of November 27, 2018, by and between the Company and the purchasers listed therein, automatically terminated pursuant to its terms. Likewise, the Commitment Letter, dated as of November 9, 2018, by and among the Company, Bear Acquisition I, LLC and Jefferies Finance LLC, which provided for a fully committed $360 million senior secured increasing rate bridge loan facility, automatically terminated pursuant to its terms.

Item 5.02.	Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

On February 11, 2019, the Company entered into a Retirement and Consulting Agreement (the “Retirement and Consulting Agreement”) with Mr. Jonathan E. Baliff, Chief Executive Officer of the Company. Under the Retirement and Consulting Agreement, Mr. Baliff will cease to serve as Chief Executive Officer of the Company and will resign from the Board of Directors of the Company (the “Board”), effective February 28, 2019. Commencing March 1, 2019, Mr. Baliff will provide consulting services to the Company through June 30, 2019 and will receive a monthly consulting fee of $30,000. Effective upon Mr. Baliff’s retirement and until the appointment of a new Chief Executive Officer, the Board has named Thomas N. Amonett, currently the Vice-Chairman of the Board and interim President of the Company, to the additional role of interim Chief Executive Officer. The Company is in the process of selecting a new Chief Executive Officer; the Corporate Governance and Nominating Committee of the Board is leading the search process, with input from the Board and the support of an executive search firm.

Mr. Baliff’s retirement shall constitute a separation of employment entitling him to benefits under the Company’s Management Severance Benefits Plan for U.S. Employees (the “Severance Plan”). Pursuant to the Severance Plan, and subject to Mr. Baliff’s execution and non-revocation of a release of claims against the Company, upon his termination of employment, Mr. Baliff will be entitled to: (a) severance of $1,442,000, equal to two times Mr. Baliff’s base salary; (b) Company payment of Mr. Baliff’s COBRA premiums for thirty-six months (extended from eighteen months); (c) outplacement services for twelve months; (d) accelerated vesting of Company equity awards and Company performance cash awards granted in June 2016, that would have vested by their terms in June 2019; and (e) a pro-rata bonus, assuming target performance, for the portion of fiscal 2019 during which Mr. Baliff serves as Chief Executive Officer.

In consideration of Mr. Baliff’s agreement to extend the post-termination non-compete and employee non-solicitation provisions from one year to two years, the Company agreed that the following Company equity awards would remain outstanding and continue to vest, subject to Mr. Baliff’s compliance with the restrictive covenants and satisfaction of his obligations under the consulting arrangement described above: (a) options to purchase 43,503 shares of Company stock which will vest on June 5, 2019; (b) options to purchase 102,190 shares of Company stock which will vest on June 12, 2019; (c) 74,502 Company restricted stock units which will vest on June 12, 2020; and (d) 23,927 Company restricted stock units which will vest on June 5, 2021.

The foregoing description is qualified in its entirety by the text of the Retirement and Consulting Agreement, a copy of which is attached as Exhibit 10.2 hereto and incorporated herein by reference.

Item 8.01.	Other Events.

On February 11, 2019, the Company issued a press release relating to the Termination Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Termination Agreement, dated as of February 11, 2019, by and among Bristow Group Inc., Bear Acquisition I, LLC, Columbia Helicopters, Inc., the persons listed on Schedule 1 to the Purchase Agreement and Nancy C. Lematta (solely in her capacity as the Shareholder Representative)

10.2	Retirement and Consulting Agreement, dated as of February 11, 2019, between Bristow Group Inc. and Jonathan E. Baliff

99.1	Press Release, dated February 11, 2019

Cautionary Statements Regarding Forward-Looking Information

Investors are cautioned that some of the statements we use in this report contain forward-looking statements and are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties and depend upon future events or conditions. Actual events or results might differ materially from those expressed or forecasted in these forward-looking statements. Accordingly, we cannot guarantee you that our plans and expectations will be achieved. Such statements may include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions, statements that are not historical facts, and other statements identified by words such as “will,” “expect,” “believe,” “anticipate,” “estimate,” “should,” “intend,” “plan,” “potential,” “predict,” “project,” “aim,” “hope,” “predict,” and similar words, phrases and expressions, although not all forward-looking statements include such words, phrases or expressions. A discussion of some of the risks, uncertainties, and other important factors that could cause events or results to differ materially from those anticipated by our forward-looking statements or historical performance can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018 and its quarterly report on Form 10-Q for the quarter ended September 30, 2018. The Company disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events or otherwise.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.

Date: February 12, 2019	By:	/s/ L. Don Miller
L. Don Miller
Senior Vice President and Chief Financial Officer